UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 18, 2018

America Great Health
(Exact name of registrant as specified in charter)

WYOMING
(State or other jurisdiction of incorporation)

0-27873	98-0178621
(Commission File Number)	(IRS Employer Identification No.)

1609 W Valley Blvd., #338, Alhambra, CA 91803	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (626) 576-1299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company ☐.
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On April 18, 2018, America Great Health (the “Company”), entered into an Asset Purchase Agreement (the “Agreement”) with Chaoyang Tianma Enterprise Group, a California company (“Chaoyang Tianma”) pursuant to which Chaoyang Tianma agreed to transfer its 100% ownership of Travel Lodge Pasadena, Pasadena Rose Inn, which located at 2131 E Colorado Blvd., Pasadena, CA 91007, and 2097 E Colorado Blvd., Pasadena, CA 91007, respectively, for a total consideration of USD $13.3 million.

Pursuant to the Agreement, both parties further stipulated that the closing date shall be within the next six to twelve months, the latest date to consummate the acquisition transaction is April 17, 2019. Due to the prolonged closing period, the Company agreed to issue new common stock and deposit the amount of shares with total value of USD $5 million (at $0.05 per share-future value) into a designated third party escrow agent as good faith security deposit, the rest of the consideration of 166 million shares (at $0.05 per share-future value) shall be held by escrow agent as well. Both parties further agreed that due to the fact that the Company has limited cash, within six months upon execution of the Agreement, Chaoyang Tianma shall be able to freely dispose the above defined assets, then the Agreement shall be deemed as being automatically terminated, neither party shall hold the other party liable for any loss . In addition, the good faith deposit shares and the 166 million shares shall be released and returned to the Company. In the event that Chaoyang Tianma is unable to dispose the assets, this Agreement shall be deemed to continue be in effect, then during the subsequent six months, when the Company’s shares reach $0.05 per share, the Company shall coordinate Chaoyang Tianma to complete the acquisition transaction according, in  the event that the Company’s share doesn’t reach $0.05 per share at the end of the subsequent six months period of time, both parties shall agree to delay the closing date till July 17, 2019. However, in the situation that the Company’s share doesn’t reach $0.05 per share by then, also it doesn’t have enough cash to pay Chaoyang Tianma, then it should be deemed as the Company is in default, the aforementioned good faith deposit shares shall be transferred to Chaoyang Tianma. The Company agreed to use its best effort to conduct business operation and increase the value of the Company.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “will,” “projections,” “estimate,” or similar expressions constitute forward-looking statements. Such forward-looking statements are subject to significant risks and uncertainties, and actual results may differ materially from the results anticipated in the forward-looking statements. Differences may result from risks and uncertainties beyond the Company’s control. Additional factors that could materially impact the Company’s results and operations can be found under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended June 30, 2017 and in the Company’s other filings with the Securities and Exchange Commission. Except as may be required by law, the Company does not intend, nor undertake any duty, to update this information to reflect future events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

AMERICA GREAT HEALTH
Date: April 25, 2018
By:     /s/ Mike Wang
Name:    Mike Wang
Title:      President